FOR IMMEDIATE RELEASE	Thursday, November 7, 2019

TEGNA Inc. Reports 2019 Third Quarter Results

Successfully closed acquisitions of stations from Dispatch Broadcast Group and Nexstar Media Group which provide shareholder value, enhance portfolio of Big Four stations in key markets, further diversify geographic footprint and reinforce disciplined M&A strategy

Provides fourth quarter and full year 2019 outlook

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2019.1

THIRD QUARTER HIGHLIGHTS:

•
Total company revenue was $552 million, up two percent year-over-year, driven by acquisitions and continued growth in subscription revenue and advertising and marketing services, which more than offset the absence of $60 million of political revenue in the same period last year.

•	Adjusted total company revenue, excluding political, was up 14 percent year-over-year.

•	Third quarter subscription revenue of $241 million was up 16 percent due to acquisitions and rate increases.

•	Net income from continuing operations was $48 million in the third quarter, down $44 million due to the cyclical absence of political revenue, and non-GAAP net income was $58 million.

•
Free cash flow for the quarter was $105 million, and the Company ended the quarter with total debt of $4.2 billion and net leverage of 4.9x, on track to delever to approximately 4.1x by the end of 2020.

•	Total company Adjusted EBITDA was $157 million, down 13 percent year-over-year as a result of the cyclical absence of high-margin political advertising revenue relative to last year’s third quarter.

•	GAAP earnings per diluted share were $0.22 in the third quarter and non-GAAP* earnings per diluted share were $0.27.

STRATEGIC AND FINANCIAL UPDATES:

•
On August 8, TEGNA announced[2] that it completed its acquisition of Dispatch Broadcast Group’s leading television stations WTHR, an NBC affiliate and #1 rated station in Indianapolis, IN, and WBNS, a CBS affiliate and #1 rated station in Columbus, OH, and WBNS radio, the leader in sports radio in Central Ohio.

•
The transaction represented a compelling purchase price of 7.9x expected average 2018-2019 EBITDA including run rate synergies; expected to be EPS accretive within one year of the close and immediately accretive to free cash flow per share.

[1] Throughout earnings release, “acquisitions” includes (1) the Nexstar/Tribune Acquisitions, (2) the Dispatch Acquisitions, (3) the acquisition of broadcast stations WTOL in Toledo, OH and KWES in Midland Odessa, TX, and (4) multicast networks Justice Network and Quest.

[2] http://investors.tegna.com/news-releases/news-release-details/tegna-completes-acquisition-dispatch-broadcast-groups-leading

•
On September 9, TEGNA launched an integrated, in-house national sales organization and go-to-market strategy to serve national clients and expand those relationships. The new organization will provide greater revenue opportunities and a more efficient cost structure.

•	Further strengthened the Company’s balance sheet and increased financial flexibility.

•
On September 13, completed $1.1 billion private placement offering of senior notes at a 5.0% interest rate, with net proceeds used in part to repay approximately $290 million of 5.125% notes due July 2020 and borrowings under the revolving credit agreement.

•	Extended and amended the $1.5 billion revolving credit facility through August 2024 with existing favorable terms and improved financial covenants.

•
On September 19, TEGNA announced it completed its acquisition of 11 local television stations, including eight Big Four Affiliates, from Nexstar Media Group, bringing the Company’s Big Four portfolio to 55 affiliates.

•
The transaction represented a compelling purchase price of 6.7x expected average 2018-2019 EBITDA (or 7.7x, prior to tax savings) including run rate synergies and tax savings; expected to be EPS accretive within one year of the close and immediately accretive to free cash flow per share.

•	On October 5, TEGNA reached a multi-year carriage agreement with Spectrum.

•	On October 28, announced the renewal of a multi-year affiliation agreement with Fox Corporation for all six of TEGNA’s Fox stations.
* See “Use of Non-GAAP Information” below for more detail

CEO COMMENT
“We continue to execute on opportunities to generate value for our shareholders,” said Dave Lougee, president and chief executive officer. “We successfully completed two significant acquisitions that are expected to be EPS accretive within one year and immediately accretive to free cash flow. These transactions support the growth of shareholder value through significant synergies and demonstrate the benefits of our financial discipline when evaluating M&A opportunities. The Dispatch and Nexstar/Tribune stations also expand our footprint of Big Four stations in key strategic markets, many in battleground states that are expected to drive political advertising for the 2020 election. We are proud of our new stations and have growing conviction, now that we have visibility into their operations, that both revenue and mechanical synergies will be at least as high if not greater than anticipated. With enhanced cash flows and significant room under the cap, we have the flexibility to delever while pursuing additional consolidation opportunities.
“Subscription revenues continue to be a source of growth and increased stability in our financial model. We were pleased to reach a recent agreement with Spectrum, beginning a repricing cycle that will result in 85 percent of our subscribers being repriced by year-end 2020. Advertising and marketing services continued on an improved trajectory, growing for the second quarter in a row. These consistent revenue streams, paired with our recent acquisitions and other strategic initiatives, allow for significant upside in our business as we expect to continue to drive value into 2020 and beyond.
“We updated and increased our full year 2019 guidance in September to reflect the completion of the Dispatch and Nexstar/Tribune acquisitions, including an expectation that subscription revenue will be up by a high-teens percentage and free cash flow will comprise 18-19 percent of our 2018/2019 estimated revenue. We will continue to be thoughtful and disciplined in evaluating potential avenues for growth, and executing our long-term strategy to create value for shareholders.”

OVERVIEW OF THIRD QUARTER RESULTS
In analyzing third quarter 2019 results, investors should be reminded that TEGNA’s results are disproportionately impacted by cyclical political advertising drivers due to the Company’s footprint in states that tend to see substantial spending. In even numbered years, political spending is usually significantly higher than in odd numbered years due to advertising for local and national elections.
Total company revenues increased two percent in the quarter, driven by acquisitions and continued growth in subscription and advertising and marketing services revenue, which more than offset the cyclical absence of political advertising revenue.
Subscription revenue grew 16 percent year-over-year due to acquisitions and rate increases.
Advertising and marketing services revenue increased 12 percent in the quarter compared to last year, driven mostly by acquisitions, and we continue to see underlying advertising growth for the second quarter in a row. Softness in auto was more than offset by growth in the insurance, banking and media categories, among several others.
GAAP operating expenses were $445 million, up 16 percent, and non-GAAP operating expenses were $425 million, up 12 percent year-over-year, predominantly driven by acquisitions and higher programming expenses related to growth in subscription revenues. Outside of acquisitions and programming expenses, all other expenses were down four percent for the quarter.
GAAP operating income totaled $107 million, down 31 percent, and non-GAAP operating income totaled $127 million in the third quarter, down 20 percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $157 million in the quarter and Adjusted EBITDA margin equaled 28.5 percent. Adjusted EBITDA excluding corporate expenses was $167 million, which resulted in a margin of 30.3 percent.
Special items for the quarter included acquisition-related fees of $20 million and one-time contract termination and incremental transition costs of $5 million related to bringing our national sales organization in-house. These operating expenses were partially offset by FCC spectrum repacking reimbursements to TEGNA of $5 million. Finally, we had special item tax benefits totaling $6 million primarily related to reversal of two valuation allowances.
Interest expense in the quarter increased to $52 million compared to $48 million in the third quarter of 2018, due to higher average debt balances as a result of the acquisition activity. Total cash at the end of the quarter was $9 million. The tax rate for the third quarter of 2019 is lower than the comparable rate in 2018 primarily as a result of the release of certain tax reserves due to a state audit settlement and the expiration of a statute of limitations, as well as discrete tax benefits realized related to one of the recent acquisitions and a previously-disposed business.

FOURTH QUARTER AND FULL YEAR 2019 OUTLOOK
In the fourth quarter of 2019, TEGNA expects to be disproportionately impacted by cyclical even-to-odd year results due to the absence of more than $140 million of political revenue last year. For the fourth quarter, the company expects:

Fourth Quarter 2019 Key Guidance Metrics	As Reported[1]

Total Company GAAP Revenue	+ mid single digits
Non-GAAP Revenue (excluding political)	+ high 20s
Total Non-GAAP Operating Expenses	+ mid-to-high 20s
Non-GAAP Operating Expenses (excluding programming)	+ low-to-mid 20s
[1] Compares expected results including all acquisitions completed through the third quarter of 2019 to results as reported in the fourth quarter of 2018.

As announced on September 19, 2019, TEGNA updated its full-year 2019 key guidance following the close of the Nexstar/Tribune station acquisitions. Since the September 19, 2019 8-K, TEGNA updated its full-year 2019 guidance for Corporate Expenses and Effective Tax Rate. Now, the Company expects:

Full Year 2019 Key Guidance Metrics	Including All Acquisitions As Reported[2]
Subscription Revenue	+ high-teens percent
Corporate Expenses	approx. $43 million[3]
Depreciation	$61 - 63 million
Amortization	TBD[4]
Interest Expense	$203 - 205 million[5]
Total Capital Expenditures	$82 - 84 million
Non-Recurring Cap Ex (includes spectrum repack, corporate headquarters and KHOU relocations)	$40 - $45 million
Effective Tax Rate	23 - 24%[6]
Leverage Ratio	4.9x
Free Cash Flow as a % of est. 2018/19 Revenue	18 - 19%
Free Cash Flow as a % of est. 2019/20 Revenue	18 - 19%

[2] Includes legacy TEGNA business and multicast networks Justice and Quest, Dispatch stations and Nexstar/Tribune station acquisitions subsequent to their acquisition dates.
[3] Updated from approximately $45 million provided in the September 19, 2019 8-K.
[4]This will be updated upon completion of appraisals of the assets and liabilities related to the new acquisitions.
[5] Includes interest related to our $1.1 billion ten-year 5.0% coupon bond offering completed in September.
[6]Updated from the 23 - 25% range provided in the September 19, 2019 8-K.

UPDATE ON KEY STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•	Renewed Spectrum Retransmission Agreement - In October, reached a multi-year carriage agreement to provide TEGNA stations’ programming to Spectrum customers after a successful negotiation process.

•	Renewed Multi-Year Fox Affiliation Agreements - In October, announced the renewal of a multi-year affiliation agreement with Fox Corporation for all six of TEGNA’s Fox stations.

•
VAULT Studios Launched BARDSTOWN Podcast - BARDSTOWN is the fourth production from TEGNA’s VAULT Studios this year. BARDSTOWN reached #2 on Apple’s podcast charts, and reached #1 in Apple’s True Crime category.

•
Daily Blast Live (DBL) Continued Market and Audience Growth - DBL continued to achieve strong year-over-year growth throughout its markets and target audiences, now spanning 61 markets, including 15 of the top 25, and adding 15 new non-TEGNA markets thus far in 2019.

•
Stations Recognized for Achievements in News - TEGNA stations received awards for Outstanding Regional News Story (Spot or Breaking News and Investigative Report) at the 40th News & Documentary Emmy Awards. The Company was the only local station group to receive News & Documentary Emmys this year.

CAPITAL ALLOCATION AND M&A
TEGNA’s strong balance sheet and disciplined approach to capital allocation provides opportunities to create shareholder value in any environment by investing in growth through organic initiatives, pursuing accretive M&A, and returning capital to shareholders.

TEGNA’s history of financial discipline led to strong market interest in the $1.1 billion private placement offering of senior notes, and the additional revenue and EBITDA acquired through our recently completed transactions supported the amended and extended $1.5 billion revolving credit facility through August 2024.

TEGNA’s M&A strategy is rooted in its flexible capital allocation framework, ample headroom under the FCC cap, our reputation as a partner of choice for independent broadcasters, and a proven, repeatable strategy that continues to improve due to our growing and top of the market retransmission rates. The completed acquisitions of the Dispatch Broadcast Group’s leading television stations and Nexstar divestitures further demonstrate the continued successful execution of our strategy. As a result of our completed acquisitions, leverage has increased and free cash flow will subsequently be used to rapidly reduce debt, decreasing net leverage to approximately 4.1x by the end of 2020.

_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host its third quarter 2019 earnings conference call with financial analysts on Thursday, November 7, 2019 at 8:30 a.m. (ET). The call will be accessible live to the media and general public via webcast and through a limited number of dial-in conference lines. TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on November 7. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The live webcast will be accessible through the company’s website. To listen to the live webcast, access investors.TEGNA.com and click on the link to the webcast. Allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. To access the conference call, dial 888-204-4368 at least 10 minutes prior to the scheduled 8:30 a.m. (ET) start of the call. International callers should dial 323-794-2423. The confirmation code for the conference call is 9336786. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Thursday, November 7 at 12:30 p.m. (ET) to Thursday, November 21 at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 9336786. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations and four radio stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
John Janedis, CFA	Anne Bentley
SVP, Capital Markets & Investor Relations	VP, Communications
703-873-6222	703-873-6366
jjanedis@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended September 30,
	2019	2018	% Increase (Decrease)

Revenues	$551,857	$538,976	2.4

Operating expenses:
Cost of revenues	306,474	271,156	13.0
Business units - Selling, general and administrative expenses	78,439	76,639	2.3
Corporate - General and administrative expenses	29,792	17,593	69.3
Depreciation	15,381	14,262	7.8
Amortization of intangible assets	15,018	8,047	86.6
Spectrum repacking reimbursements and other	(80)	(3,005)	(97.3)
Total	445,024	384,692	15.7
Operating income	106,833	154,284	(30.8)

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(491)	771	***
Interest expense	(52,454)	(48,226)	8.8
Other non-operating items, net	(463)	(214)	***
Total	(53,408)	(47,669)	12.0

Income before income taxes	53,425	106,615	(49.9)
Provision for income taxes	5,079	13,789	(63.2)
Net income from continuing operations	$48,346	$92,826	(47.9)

Earnings from continuing operations per share:
Basic	$0.22	$0.43	(48.8)
Diluted	$0.22	$0.43	(48.8)

Weighted average number of common shares outstanding:
Basic	217,315	216,015	0.6
Diluted	218,310	216,348	0.9

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine months ended September 30,
	2019	2018	% Increase (Decrease)

Revenues	$1,605,542	$1,565,146	2.6

Operating expenses:
Cost of revenues	873,078	793,943	10.0
Business units - Selling, general and administrative expenses	223,845	229,193	(2.3)
Corporate - General and administrative expenses	60,363	41,522	45.4
Depreciation	44,831	41,594	7.8
Amortization of intangible assets	32,530	22,791	42.7
Spectrum repacking reimbursements and other	(11,399)	(9,331)	22.2
Total	1,223,248	1,119,712	9.2
Operating income	382,294	445,434	(14.2)

Non-operating income (expense):
Equity income in unconsolidated investments, net	10,922	15,080	(27.6)
Interest expense	(145,166)	(145,055)	0.1
Other non-operating items, net	6,962	(13,005)	***
Total	(127,282)	(142,980)	(11.0)

Income before income taxes	255,012	302,454	(15.7)
Provision for income taxes	52,732	61,929	(14.9)
Net Income from continuing operations	$202,280	$240,525	(15.9)

Earnings from continuing operations per share:
Basic	$0.93	$1.11	(16.2)
Diluted	$0.93	$1.11	(16.2)

Weighted average number of common shares outstanding:
Basic	217,040	216,210	0.4
Diluted	217,808	216,617	0.5

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, free cash flow and Adjusted revenues to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, gains on sale of equity method investments, acquisition-related costs, severance costs and certain non-operating expenses (TEGNA foundation donation and pension payment timing related charges). In addition, we have income tax special items associated with the tax impacts related to the Recent Acquisitions (including the 2018 acquisition of KFMB), adjustments related to previously-disposed businesses, and adjustments related to provisional tax impacts of tax reform.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income before (1) interest expense, (2) income taxes, (3) equity income (loss) in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) spectrum repacking reimbursements and other, (8) depreciation and (9) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated incremental Olympic and Super Bowl revenue and (2) political revenues. These adjustments are made to our reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our media business.

This earnings release also discusses free cash flow, a non-GAAP performance measure. Beginning in the first quarter of 2019 we began using a new methodology to compute free cash flow. The change in methodology was determined to be preferable as it better reflects how the Board of Directors reviews the performance of the business and it more closely aligns to how other companies in the broadcast industry calculate this non-GAAP performance metric. The most directly comparable GAAP financial measure to free cash flow is Net income from continuing operations. Free cash flow is now calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow. Amounts presented are on a as reported basis:

		Special Items
Quarter ended September 30, 2019	GAAP measure	Acquisition-related costs	Spectrum repacking reimbursements and other	Special tax benefits	Non-GAAP measure

Corporate - General and administrative expenses	$29,792	$(19,973)	$—	$—	$9,819
Spectrum repacking reimbursements and other	(80)	—	80	—	—
Operating expenses	445,024	(19,973)	80	—	425,131
Operating income	106,833	19,973	(80)	—	126,726
Total non-operating expense	(53,408)	—	—	—	(53,408)
Income before income taxes	53,425	19,973	(80)	—	73,318
Provision for income taxes	5,079	3,889	(3)	5,992	14,957
Net income from continuing operations	48,346	16,084	(77)	(5,992)	58,361
Net income from continuing operations per share-diluted (a)	$0.22	$0.07	$—	$(0.03)	$0.27

(a) - Per share amounts do not sum due to rounding.

		Special Items
Quarter ended September 30, 2018	GAAP measure	Severance expense	Spectrum repacking reimbursements and other	Pension payment timing related charge	Special tax benefits	Non-GAAP measure

Cost of revenues	$306,474	$(931)	$—	$—	$—	$305,543
Business units - Selling, general and administrative expenses	78,439	(875)	—	—	—	77,564
Corporate - General and administrative expenses	17,593	(5,481)	—	—	—	12,112
Spectrum repacking reimbursements and other	(3,005)	—	3,005	—	—	—
Operating expenses	384,692	(7,287)	3,005	—	—	380,410
Operating income	154,284	7,287	(3,005)	—	—	158,566
Other non-operating items, net	(214)	—	—	1,198	—	984
Total non-operating expense	(47,669)	—	—	1,198	—	(46,471)
Income before income taxes	106,615	7,287	(3,005)	1,198	—	112,095
Provision for income taxes	13,789	1,714	(800)	301	9,657	24,661
Net income from continuing operations	92,826	5,573	(2,205)	897	(9,657)	87,434
Net income from continuing operations per share-diluted (a)	$0.43	$0.03	$(0.01)	$—	$(0.04)	$0.40

(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Nine months ended September 30, 2019	GAAP measure	Severance expense	Acquisition-related costs	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax benefits	Non-GAAP measure

Cost of revenues	$873,078	$(875)	$—	$—	$—	$—	$—	$872,203
Business units - Selling, general and administrative expenses	223,845	(376)	—	—	—	—	—	223,469
Corporate - General and administrative expenses	60,363	(201)	(29,092)	—	—	—	—	31,070
Spectrum repacking reimbursements and other	(11,399)	—	—	11,399	—	—	—	—
Operating expenses	1,223,248	(1,452)	(29,092)	11,399	—	—	—	1,204,103
Operating income	382,294	1,452	29,092	(11,399)	—	—	—	401,439
Equity income in unconsolidated investments, net	10,922	—	—	—	(13,126)	—	—	(2,204)
Other non-operating items, net	6,962	—	—	—	—	(6,285)	—	677
Total non-operating expense	(127,282)	—	—	—	(13,126)	(6,285)	—	(146,693)
Income before income taxes	255,012	1,452	29,092	(11,399)	(13,126)	(6,285)	—	254,746
Provision for income taxes	52,732	359	5,931	(2,850)	(3,169)	(1,574)	5,992	57,421
Net income from continuing operations	202,280	1,093	23,161	(8,549)	(9,957)	(4,711)	(5,992)	197,325
Net income from continuing operations per share-diluted	$0.93	$0.01	$0.11	$(0.04)	$(0.05)	$(0.02)	$(0.03)	$0.91

		Special Items
Nine months ended September 30, 2018	GAAP measure	Severance expense	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Pension payment timing related charges	Special tax benefits	Non-GAAP measure

Cost of revenues	$793,943	$(931)	$—	$—	$—	$—	$—	$793,012
Business units - Selling, general and administrative expenses	229,193	(875)	—	—	—	—	—	228,318
Corporate - General and administrative expenses	41,522	(5,481)	—	—	—	—	—	36,041
Spectrum repacking reimbursements and other	(9,331)	—	9,331	—	—	—	—	—
Operating expenses	1,119,712	(7,287)	9,331	—	—	—	—	1,121,756
Operating income	445,434	7,287	(9,331)	—	—	—	—	443,390
Equity income in unconsolidated investments, net	15,080	—	—	(16,758)	—	—	—	(1,678)
Other non-operating items	(13,005)	—	—	—	15,184	7,498	—	9,677
Total non-operating expense	(142,980)	—	—	(16,758)	15,184	7,498	—	(137,056)
Income before income taxes	302,454	7,287	(9,331)	(16,758)	15,184	7,498	—	306,334
Provision for income taxes	61,929	1,714	(798)	(4,216)	2,178	1,909	7,007	69,723
Net income from continuing operations	240,525	5,573	(8,533)	(12,542)	13,006	5,589	(7,007)	236,611
Net income from continuing operations per share-diluted (a)	$1.11	$0.03	$(0.04)	$(0.06)	$0.06	$0.03	$(0.03)	$1.09
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below. Amounts presented are on a as reported basis:

	Quarter ended September 30,
	2019	2018	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$48,346	$92,826	(47.9)
Plus: Provision for income taxes	5,079	13,789	(63.2)
Plus: Interest expense	52,454	48,226	8.8
Plus (Less): Equity loss (income) in unconsolidated investments, net	491	(771)	***
Plus: Other non-operating items, net	463	214	***
Operating income (GAAP basis)	106,833	154,284	(30.8)
Plus: Severance expense	—	7,287	***
Plus: Acquisition-related costs	19,973	—	***
Less: Spectrum repacking reimbursements and other	(80)	(3,005)	(97.3)
Adjusted operating income (non-GAAP basis)	126,726	158,566	(20.1)
Plus: Depreciation	15,381	14,262	7.8
Plus: Amortization of intangible assets	15,018	8,047	86.6
Adjusted EBITDA (non-GAAP basis)	$157,125	$180,875	(13.1)
Corporate - General and administrative expense (non-GAAP basis)	9,819	12,112	(18.9)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$166,944	$192,987	(13.5)

	Nine months ended September 30,
	2019	2018	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$202,280	$240,525	(15.9)
Plus: Provision for income taxes	52,732	61,929	(14.9)
Plus: Interest expense	145,166	145,055	0.1
(Less): Equity (income) in unconsolidated investments, net	(10,922)	(15,080)	(27.6)
Plus: Other non-operating items, net	(6,962)	13,005	***
Operating income (GAAP basis)	382,294	445,434	(14.2)
Plus: Severance expense	1,452	7,287	(80.1)
Plus: Acquisition-related costs	29,092	—	***
Less: Spectrum repacking reimbursements and other	(11,399)	(9,331)	22.2
Adjusted operating income (non-GAAP basis)	401,439	443,390	(9.5)
Plus: Depreciation	44,831	41,594	7.8
Plus: Amortization of intangible assets	32,530	22,791	42.7
Adjusted EBITDA (non-GAAP basis)	$478,800	$507,775	(5.7)
Corporate - General and administrative expense (non-GAAP basis)	31,070	36,041	(13.8)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$509,870	$543,816	(6.2)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Reconciliations of adjusted revenues to our revenues presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below. Amounts presented are on a as reported basis:

	Quarter ended September 30,			Nine months ended September 30,
	2019	2018	% Increase (Decrease)	2019	2018	% Increase (Decrease)

Advertising and Marketing Services	$297,333	$264,852	12.3	$851,304	$829,638	2.6
Subscription	240,735	207,463	16.0	718,472	622,382	15.4
Political	8,131	60,410	(86.5)	14,064	93,725	(85.0)
Other	5,658	6,251	(9.5)	21,702	19,401	11.9
Total revenues (GAAP basis)	$551,857	$538,976	2.4	$1,605,542	$1,565,146	2.6
Factors impacting comparisons:
Estimated net incremental Olympic and Super Bowl	$—	$—	***	$(8,000)	$(24,000)	(66.7)
Political	(8,131)	(60,410)	(86.5)	(14,064)	(93,725)	(85.0)
Total company adjusted revenues (non-GAAP basis)	$543,726	$478,566	13.6	$1,583,478	$1,447,421	9.4

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

“Free cash flow” is a non-GAAP performance measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures. Amounts presented are on a as reported basis:

	Quarter ended September 30,
	2019	2018	% Increase (Decrease)

Net income from continuing operations (GAAP Basis)	$48,346	$92,826	(47.9)
Plus: Provision for income taxes	5,079	13,789	(63.2)
Plus: Interest expense	52,454	48,226	8.8
Plus: Acquisition-related costs	19,973	—	***
Plus: Depreciation	15,381	14,262	7.8
Plus: Amortization	15,018	8,047	86.6
Plus: Stock-based compensation	4,445	4,325	2.8
Plus: Company stock 401(k) contribution	3,242	—	***
Plus: Syndicated programming amortization	15,516	13,423	15.6
Plus: Severance expense	—	7,287	***
Plus: Cash dividend from Equity Investments for return on capital	751	—	***
Plus (Less): Equity (loss) income in unconsolidated investments, net	491	(771)	***
Plus: Cash reimbursements from spectrum repacking	5,536	3,032	82.6
(Less) Plus: Other non-operating items, net	463	214	***
Less: Spectrum repacking reimbursements and other	(80)	(3,005)	(97.3)
Less: Syndicated programming payments	(16,316)	(14,503)	12.5
Less: Pension contributions	(2,460)	(8,791)	(72.0)
Less: Interest payments	(31,952)	(30,256)	5.6
Less: Tax payments, net of refunds	(17,672)	(14,312)	23.5
Less: Purchases of property and equipment	(13,547)	(14,417)	(6.0)
Free cash flow (non-GAAP basis)	$104,668	$119,376	(12.3)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)

“Free cash flow” is a non-GAAP performance measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures. Amounts presented are on a as reported basis:

	Nine months ended September 30,
	2019	2018	% Increase (Decrease)

Net income from continuing operations (GAAP basis)	$202,280	$240,525	(15.9)
Plus: Provision for income taxes	52,732	61,929	(14.9)
Plus: Interest expense	145,166	145,055	0.1
Plus: Acquisition-related costs	29,092	—	***
Plus: Depreciation	44,831	41,594	7.8
Plus: Amortization	32,530	22,791	42.7
Plus: Stock-based compensation	13,887	12,292	13.0
Plus: Company stock 401(k) contribution	6,486	—	***
Plus: Syndicated programming amortization	42,510	40,235	5.7
Plus: Pension reimbursements	—	29,240	***
Plus: Severance expense	1,452	7,287	(80.1)
Plus: Cash dividend from equity investments for return on capital	751	11,295	(93.4)
Plus: Cash reimbursements from spectrum repacking	13,975	5,057	***
(Less) Plus: Other non-operating items, net	(6,962)	13,005	***
Less: Tax payments, net of refunds	(73,457)	(51,325)	43.1
Less: Spectrum repacking reimbursements and other	(11,399)	(9,331)	22.2
Less: Equity income in unconsolidated investments, net	(10,922)	(15,080)	(27.6)
Less: Syndicated programming payments	(40,038)	(40,523)	(1.2)
Less: Pension contributions	(8,407)	(44,175)	(81.0)
Less: Interest payments	(117,913)	(121,616)	(3.0)
Less: Purchases of property and equipment	(51,231)	(35,281)	45.2
Free cash flow (non-GAAP basis)	$265,363	$312,974	(15.2)

*** Not meaningful